Exhibit 99.1

FOR IMMEDIATE RELEASE	18444 Highland Road Baton Rouge, Louisiana 70809

Edgen Group Names Dan Keaton Senior Vice President, Americas for Edgen Murray

BATON ROUGE, LOUISIANA (Business Wire) – April 18, 2013, Edgen Group Inc. (NYSE:EDG), a leading global distributor of specialty steel products and services for the energy and infrastructure markets, has named Dan Keaton Senior Vice President, Americas for its Edgen Murray brand. Mr. Keaton will lead commercial sales and purchasing activities for the Edgen Murray business throughout North and South America.

Mr. Keaton has been with Edgen Group and predecessor companies for 16 years and most recently served as Edgen Group’s Senior Vice President and Chief Accounting Officer.

“Dan has had a key role in the strategic growth of our global distribution model; he has significant experience working closely with our customers, vendors and sales teams; and through this assignment, I am confident that our company will benefit from his experience, perspective and discipline,” said Dan O’Leary, Chairman, President and Chief Executive Officer of Edgen Group.

About Edgen Group

Edgen Group is a leading global distributor of specialized products and services to the energy sector and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate, and related components. Edgen Group is headquartered in Baton Rouge, Louisiana.  Additional information is available at www.edgengroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements about our ability to achieve growth and profitability. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Our historical financial information, and the risks and other important factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, are contained in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K filed with the SEC on March 15, 2013, and in other reports filed by us with the SEC. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investor inquiries:

Edgen Group Inc.

Erika Fortenberry, 225-756-9868

Director of Investor Relations